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                                                           Exhibit 99.B(h)(9)(v)

                                     FORM OF
                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                           ING FINANCIAL ADVISERS, LLC

                                       AND

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

     This Amendment is dated as of 7th day of December, 2005 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and ING USA Annuity and Life Insurance Company (the "Company") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on July 13, 2001 (the "Agreement") and subsequently amended the Agreement on September 1, 2001, May 1, 2003, November 1, 2004, April 29, 2005 and August 31, 2005;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing AMENDED SCHEDULE B with the AMENDED SCHEDULE B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING PARTNERS, INC.                        ING LIFE INSURANCE AND ANNUITY COMPANY


By:                                       By:
     -----------------------------------       ---------------------------------
      Robert S. Naka                            Laurie M. Tillinghast
      Senior Vice President                     Vice President


ING FINANCIAL ADVISERS, LLC               ING USA ANNUITY AND LIFE INSURANCE
                                          COMPANY

By:                                       By:
     -----------------------------------       ---------------------------------
      Terran R. Titus                           Terrence O. Davis
      Vice President, Advisory Services         Vice President

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                               AMENDED SCHEDULE B

                               ING PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

ING American Century Large Company Value Portfolio - Initial, Adviser and Service Class
ING American Century Select Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Asset Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Davis Venture Value Portfolio - Initial, Adviser and Service Class
ING Fidelity(R) VIP Contrafund(R) Portfolio - Initial, Adviser and Service Class ING Fidelity(R) VIP Equity-Income Portfolio - Initial, Adviser and Service Class ING Fidelity(R) VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity(R) VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Fundamental Research Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs(R) Capital Growth Portfolio - Initial, Adviser and Service
Class
ING Goldman Sachs(R) Core Equity Portfolio - Initial, Adviser and Service Class ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING Lord Abbett U.S. Government Securities Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING Neuberger Berman Partners Portfolio - Initial, Adviser and Service Class
ING Neuberger Berman Regency Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Pioneer High Yield Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Large Cap Growth Portfolio - Initial, Adviser and Service Class
ING Solution 2015 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2025 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2035 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2045 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution Income Portfolio - Initial, Adviser and Service Class and Class T ING T. Rowe Price Diversified Mid Cap Growth Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class ING Templeton Foreign Equity Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class
ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class

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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.
** Fidelity(R) and Contrafund(R) are registered trademarks of FMR Corp.

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